EXHIBIT 5.1          OPINION OF SCHWABE, WILLIAMSON & WYATT, P.C.



                                                April 25, 2002
                                               ----------
Oregon Steel Mills, Inc.
1000 SW Broadway, Suite 2200
Portland, Oregon  97205

Ladies and Gentlemen:

         We are acting as counsel to Oregon Steel Mills, Inc., a Delaware Corporation (the "COMPANY"), in connection with the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT"), filed by the Company under the Securities Act of 1933, relating to the registration of up to 150,000 shares ("SHARES") of the common stock, $.01 par value (the "COMMON STOCK"), of the Company issuable under the Company's 2002 Non-Employee Director Stock Option Plan (the "PLAN").

         We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended, the Company's By-laws as currently in effect, the Registration Statement, the Plan, and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary to render this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan and the respective stock option agreements issued thereunder (including payment of the option exercise price provided for therein), will be legally issued, fully paid and nonassessable under the Delaware General Corporation Law, the Delaware Constitution, and reported judicial decisions thereunder.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                         Very truly yours,

                                         /s/ Schwabe, Williamson & Wyatt, P.C.

                                         SCHWABE, WILLIAMSON & WYATT, P.C.